RULE 10f-3 TRANSACTIONS REPORT - CLOSED END
                    January 1, 2001 through December 31, 2001
             Affiliated Underwriter: Banc of America Securities, LLC

                                                                                                   Price     Price     % of
                                                                                          Shares    Per     Paid By    Fund    % of
                     Issuer                      Trade Date        Selling Broker         Purch.   Share      Fund    Assets   Issue
====================================================================================================================================
Nations Hatteras Income Securities
Premedia, 8.875%, 05/15/2011                      05/03/01      Salomon Smith Barney      26,000   98.537    $25,620   0.87%   0.03%
Worldcom, Inc., 7.50%, 05/15/2011                 05/09/01        JP Morgan Chase        250,000   98.904   $247,260   1.00%   0.20%
Worldcom, Inc., 7.50%, 05/15/2011                 05/09/01        JP Morgan Chase        250,000    98.90   $247,260   1.00%   0.27%
Adelphia Communications, 10.25%, 06/15/2011       06/07/01      Salomon Smith Barney     365,000   100.00   $365,000   3.65%   0.65%
Harrahs Operating Co., Inc., 7.125%, 06/01/2007   06/07/01      Salomon Smith Barney      85,000    99.57    $84,638   0.02%   0.15%
Ryland Group, 9.125%, 06/15/2011                  06/08/01          USB Warburg           65,000   100.00    $65,000   0.04%   0.12%
Wellpoint Health Network, 6.375%, 06/15/2006      06/12/01      Salomon Smith Barney     111,000    99.77   $110,747   0.02%   0.20%
Potlatch Corp, 10%, 07/15/2011                    06/26/01         Goldman Sachs         140,000   100.00   $140,000   0.06%   0.27%
PSEG Energy, 8.5%, 06/15/2011                     06/27/01          Lehman Bros          320,000    99.82   $319,434   0.06%   0.61%
Airgas, Inc. 9.125%, 10/01/2011                   07/25/01         Goldman Sachs          60,000   100.00    $60,000   0.03%   0.11%
Ryland Corporate, 8%, 08-15-2006                  08/13/01        CS First Boston        100,000   100.00   $100,000   0.10%   0.18%
Verizon New England, 6.50%, 09/15/2011            08/15/01    Deutsche Banc Alex Brown   120,000    99.77   $119,729   0.12%   0.21%
Cinergy, 6.25%, 09/01/2004                        09/06/01        Barclays Capital        88,000    99.99    $87,989   0.01%   0.16%
Ford Motor Credit Corporation, 7.25%, 10/25/2020  10/22/01   Credit Suisse First Boston  253,000    99.62   $252,039   0.01%   0.50%
GMAC 8%, 11/01/2031                               10/26/01   Morgan Stanley Dean Witter  242,000    98.90   $239,343   0.01%   0.47%
GMAC, 6.875%, 09/15/2011                          10/26/01        JP Morgan Chase        182,000    96.60   $175,810   0.07%   0.35%
Verizon Pennsylvania, 5.65%, 11/15/2011           11/07/01         Merrill Lynch         136,000    99.74   $135,650   0.05%   0.27%
Occidental Petroleum                              11/29/01        JP Morgan Chase         61,000    99.88    $60,929   0.24%   0.12%
Cingular Wireless                                 12/06/01        JP Morgan Chase         58,000    99.59    $57,760   0.01%   0.12%
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The amount of securities of any class purchased by a fund and any other investment companies advised by a Sub-Adviser or Adviser to the Funds may not exceed (i) 25% of the principal amount of the offering of such class or (ii) if an Eligible Rule 144A offering, 25% of the total of the principal amount of the offering of such class sold to qualified institutional buyers plus the principal amount of the offering of such class in any concurrent public offering.